UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 28, 2008

NEAH POWER SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22122 20th Ave. SE, Suite 161, Bothell, Washington 98021
(Address of principal executive offices) (Zip Code)

(425) 424-3324
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2008, we entered into a Separation Agreement with our former President and Chief Executive Officer and current Chairman, Paul Abramowitz, in the form attached hereto as Exhibit 10.1 and incorporated herein by reference, providing for the deferral of severance due under his Employment Agreement, which is attached as Exhibit 10.1 to our current report on Form 8-K filed August 14, 2007, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 30, 2008, we terminated the Services Agreement with our former Executive Chairman, Dan Rosen, which is attached as Exhibit 10.1 to our current report on Form 8-K filed August 20, 2007, and incorporated herein by reference.

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

On January 28, 2008, Leroy Ohlsen resigned as our Chief Technology Officer. Mr. Ohlsen continues as a member of our Board of Directors.

On January 29, 2008, Paul Abramowitz was appointed Chairman of the Board, and Dan Rosen ceased to be Executive Chairman. On January 30, 2008, Mr. Rosen resigned from the Board of Directors.

Item 7.01 Regulation FD Disclosure.

This completes our previously-announced streamlining of operations, and reduces our current recurring net cash operating costs to approximately $100,000 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEAH POWER SYSTEMS, INC.

Date: February 1, 2008	By:	/s/ Dr. Gerard C. D’Couto
Dr. Gerard C. D’Couto
President & Chief Executive Officer